Exhibit 99.1
News Release
For more information contact:

Media, please contact:
Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:
Preston Romm, Iomega Corporation, (858) 314-7188, romm@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA REPORTS THIRD QUARTER FINANCIAL RESULTS
***
REVENUE INCREASED 51% YEAR OVER YEAR

SAN DIEGO, October 25, 2007 – Iomega Corporation (NYSE: IOM) today reported net revenue of $80.7 million and net income of $1.3 million, or $0.02 per diluted share, for the quarter ended September 30, 2007.  In comparison, third quarter 2006 net revenue was $53.6 million with net income of $0.9 million, or $0.02 per diluted share.  Third quarter net revenue increased $27.1 million, or 51%, from the same quarter last year, primarily due to strong growth in Consumer Storage Solutions and Network Storage Systems of 100% and 23%, respectively. Gross margin for third quarter 2007 was $13.0 million, or 16.1%, as compared to third quarter 2006 gross margin of $12.2 million, or 22.8%.  The increase in gross margin dollars and decrease in gross margin percentage from the same period last year was a result of growth in Consumer Storage Solution products, which generally carry a lower gross margin percentage than other product lines, and an expected Zip revenue decline of 39% which carries a higher gross margin percentage.

Cash, cash equivalents and temporary investments at September 30, 2007 totaled $69.4 million, a decrease of $5.8 million from the end of second quarter 2007.  This decrease was a result of timing of working capital needs during the third quarter and building inventory required to meet strong demand in the fourth quarter.

“I am pleased with our financial and operational performance for the third quarter and the continued market acceptance of both our Consumer Storage and Network Storage product lines, both of which achieved substantial year-over-year growth,” said Jonathan Huberman, Chief Executive Officer, Iomega Corporation. “We posted our fifth consecutive quarter of net income and fourth consecutive quarter of year-over-year revenue growth; and we continued to execute on our 2007 goals.  The external HDD business continues to be a very competitive market, but we were able to deliver significant growth and gain market share.  We remain optimistic about our business performance and prospects in the seasonally high fourth quarter.”

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's third quarter 2007 financial results and management’s goals and business outlook.  The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on November 8, 2007.

About Iomega

Iomega Corporation, headquartered in San Diego, is a worldwide leader in innovative storage and network security solutions for small and mid-sized businesses, consumers and others.  The Company has sold more than 400 million digital storage drives and disks since its inception in 1980.  Today, Iomega’s product portfolio includes industry leading network attached storage products, external hard drives, and its own award-winning removable storage technology, the REV® Backup Drive.  OfficeScreen®, Iomega’s managed security services, which are available in the U.S. and select markets in Europe, provide enterprise quality perimeter security and secure remote network access for SMBs, which help protect small enterprises from data theft and liability.  To learn about all of Iomega’s digital storage products and managed services solutions, please go to the Web at www.iomega.com.  Resellers can visit Iomega at www.iomega.com/ipartner.

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding our expectations concerning the fourth quarter, and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All such statements are based upon information available to us as of October 25, 2007; and we disclaim any intention or obligation to update any such statements.  Actual results could differ materially from current expectations.  Factors that could cause or contribute to such differences include losses of key personnel; lower than anticipated sales of our products; any inability or failure to improve REV product sales, or to stabilize or improve HDD product gross margins; unexpected technical, manufacturing, or supply issues with our products; supply shortages impacting our suppliers; any inability to maintain a competitive cost structure; competition; any inability to maintain stringent quality assurance standards and customer satisfaction; difficulties in identifying and completing strategic opportunities to grow our business; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions including significant changes in the landscape of data storage demand, pricing, or competition; faster than expected declines in Zip product sales and gross margins; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

###

Copyright© 2007 Iomega Corporation.  All rights reserved.  Iomega, Zip, REV, and OfficeScreen are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries.  Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	Sept. 30,	% of	Oct. 1,	% of	July 1,	% of
	2007	Sales	2006	Sales	2007	Sales
Sales	$80,667	100.0%	$53,595	100.0%	$59,319	100.0%
Cost of Sales	67,714	83.9%	41,379	77.2%	47,180	79.5%
Gross margin	12,953	16.1%	12,216	22.8%	12,139	20.5%

Operating Expenses:
Selling, general and administrative	10,120	12.5%	8,657	16.2%	10,295	17.4%
Research and development	1,872	2.3%	1,904	3.6%	1,784	3.0%
License and patent fee income	-	0.0%	-	0.0%	(102)	(0.2%)
Goodwill impairment charge	-	0.0%	2,513	4.7%	1,253	2.1%
Restructuring reversals	(153)	(0.2%)	(211)	(0.4%)	(44)	(0.1%)
Total operating expenses	11,839	14.7%	12,863	24.0%	13,186	22.2%
Operating Income (Loss)	1,114	1.4%	(647)	(1.2%)	(1,047)	(1.8%)
Interest and other income and expense, net (1)	728	0.9%	1,709	3.2%	912	1.5%
Income (Loss) Before Income Taxes	1,842	2.3%	1,062	2.0%	(135)	(0.2%)
Benefit (Provision) for Income Taxes	(549)	(0.7%)	(209)	(0.4%)	1,226	2.1%
Net Income	$1,293	1.6%	$853	1.6%	$1,091	1.8%

Net Income Per Share	$0.02		$0.02		$0.02
Diluted Income Per Share	$0.02		$0.02		$0.02
Weighted Average Common Shares Outstanding	54,754		53,382		54,737
Weighted Average Common Shares Outstanding - Assuming Dilution	55,518		53,389		55,148

(1) Q3 2006 included a $1.1 million gain associated with the release of various liabilities for a European subsidiary for which operations ceased in 1999.
The Company dissolved this entity in the third quarter of 2006.

PRODUCT SALES AND OPERATING INCOME (LOSS) - QTD
(In thousands)
(Unaudited)

	For the Three Months Ended
	Sept. 30,	% of	Oct. 1,	% of	July 1,	% of
	2007	Sales	2006	Sales	2007	Sales
Sales:
Consumer Products:
Consumer Storage Solutions (1)	$60,685	75.2%	$30,317	56.6%	$40,088	67.6%
Zip	3,816	4.7%	6,245	11.7%	3,763	6.3%
Business Products:
REV	8,981	11.1%	11,201	20.9%	9,203	15.5%
Network Storage Systems (2)	5,523	6.8%	4,473	8.3%	4,816	8.1%
Services (3)	1,653	2.0%	1,254	2.3%	1,353	2.3%
Other Products	9	0.0%	105	0.2%	96	0.2%
Total Sales	$80,667		$53,595		$59,319

Product Operating Income (Loss):
Consumer Products:
Consumer Storage Solutions (1)	$(545)		$(1,744)		$50
Zip (4)	1,224		767		225
Business Products:
REV	204		(367)		(274)
Network Storage Systems (2)	566		464		(764)
Services (3)	(349)		(53)		(535)
Other Products	(139)		75		207
Restructuring reversals	153		211		44
Operating Income (Loss)	$1,114		$(647)		$(1,047)

(1) Consumer Storage Solutions is comprised of hard disk, optical, floppy and flash drives.
(2) Includes Network HDD products.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. since August 2006, when acquired. Also includes miscellaneous
Iomega services previously classified in Other Products.
(4) Q3 2006 and Q2 2007 included a $2.5 million and a $1.3 million goodwill impairment charge, respectively.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

	For the Nine Months Ended
	Sept. 30,	% of	Oct. 1,	% of
	2007	Sales	2006	Sales
Sales	$215,970	100.0%	$153,328	100.0%
Cost of Sales	176,575	81.8%	122,518	79.9%
Gross margin	39,395	18.2%	30,810	20.1%

Operating Expenses:
Selling, general and administrative (1)	30,535	14.1%	31,474	20.5%
Research and development	5,395	2.5%	6,946	4.5%
License and patent fee income	(452)	(0.2%)	(1,085)	(0.7%)
Goodwill impairment charges	2,963	1.4%	7,935	5.2%
Restructuring charges (reversals)	(235)	(0.1%)	4,358	2.8%
Total operating expenses	38,206	17.7%	49,628	32.4%
Operating Income (Loss)	1,189	0.6%	(18,818)	(12.3%)
Interest and other income and expense, net (2)	1,895	0.9%	3,113	2.0%
Income (Loss) Before Income Taxes	3,084	1.4%	(15,705)	(10.2%)
Benefit for Income Taxes	449	0.2%	1,990	1.3%
Net Income (Loss)	$3,533	1.6%	$(13,715)	(8.9%)

Income (Loss) Per Share	$0.06		$(0.26)
Diluted Earnings (Loss) Per Share	$0.06		$(0.26)
Weighted Average Common Shares Outstanding	54,741		52,230
Weighted Average Common Shares - Assuming Dilution	55,093		52,230

(1) 2006 included $1.0 million of non-restructuring, severance related costs associated with prior CEO.
(2) 2006 included a $1.1 million gain associated with the release of various liabilities for a European subsidiary for which operations ceased in 1999.
The Company dissolved this entity in the third quarter of 2006.

PRODUCT SALES AND OPERATING INCOME (LOSS) - YTD
(In thousands)
(Unaudited)

	For the Nine Months Ended
	Sept. 30,	% of	Oct. 1,	% of
	2007	Sales	2006	Sales
Sales:
Consumer Products:
Consumer Storage Solutions (1)	$153,262	71.0%	$81,999	53.5%
Zip	13,097	6.1%	25,681	16.7%
Business Products:
REV	29,388	13.6%	30,869	20.1%
Network Storage Systems (2)	15,077	7.0%	12,724	8.3%
Services (3)	4,898	2.3%	1,515	1.0%
Other Products	248	0.1%	540	0.4%
Total Sales	$215,970		$153,328

Product Operating Income (Loss):
Consumer Products:
Consumer Storage Solutions (1)	$(141)		$(11,666)
Zip (4)	1,804		1,874
Business Products:
REV	234		(5,742)
Network Storage Systems (2)	211		884
Services (3)	(1,404)		174
Other Products (6)	250		1,011
Non-Restructuring charges (5)	-		(995)
Restructuring reversals (charges)	235		(4,358)
Operating Income (Loss)	$1,189		$(18,818)

(1) Consumer Storage Solutions is comprised of hard disk, optical, floppy and flash drives.
(2) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions. Prior period data has been reclassified for consistency.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. since August 2006 when acquired. Also includes miscellaneous
Iomega services previously classified in Other Products. Prior period amounts have been reclassified for consistency.
(4) 2007 and 2006 includes $3.0 million and $7.9 million of goodwill impairment charges, respectively.
(5) Non-restructuring, severance related costs associated with prior CEO and recorded in SG&A in above income statement.
(6) 2007 and 2006 includes $0.5 million and $0.8 million of income associated with the sale of old patents, respectively.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	Sept. 30,	July 1,	Dec. 31,
	2007	2007	2006
ASSETS:
Cash and cash equivalents	$53,356	$70,274	$56,617
Restricted cash	92	88	88
Temporary investments	15,919	4,766	11,443
Total cash	69,367	75,128	68,148
Trade receivables, net	48,016	21,402	30,418
Inventories	68,183	41,530	42,593
Deferred income taxes	1,997	2,247	2,747
Other current assets	2,729	2,385	3,401
Total Current Assets	190,292	142,692	147,307
Property and equipment, net	4,458	5,161	6,553
Intangible and other assets	10,719	10,760	13,554
	$205,469	$158,613	$167,414

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$72,145	$30,888	$35,105
Income taxes payable	2,002	1,646	454
Other current liabilities	26,183	22,350	32,475
Total Current Liabilities	100,330	54,884	68,034
Deferred income taxes	7,829	8,048	9,573
Long-term liabilities	2,891	2,842	-
Stockholders' equity	94,419	92,839	89,807
	$205,469	$158,613	$167,414

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

	For the Nine Months Ended
	Sept. 30,	Oct. 1,
	2007	2006
Cash Flows from Operating Activities:
Net Income (Loss)	$3,533	$(13,715)
Revenue and Expense Adjustments (1)	4,548	6,843
	8,081	(6,872)
Changes in Assets and Liabilities:
Trade receivables	(17,900)	359
Restricted cash	(4)	169
Inventories	(26,281)	(6,405)
Other current assets	672	1,124
Accounts payable	37,040	(4,119)
Accrued restructuring	(1,763)	(874)
Other current liabilities and income taxes	1,342	(4,445)
Net cash provided by (used in) operating activities	1,187	(21,063)

Cash Flows from Investing Activities:
Purchases of property and equipment	(301)	(1,558)
Proceeds from sales of assets	136	173
Additional payments associated with CSCI, Inc. acquisition	(120)	-
Purchase of CSCI, Inc. (net of $183,000 cash)	-	(4,339)
Sales of temporary investments	15,894	24,161
Purchases of temporary investments	(20,206)	(13,425)
Net change in other assets and other liabilities	50	7
Net cash (used in) provided by investing activities	(4,547)	5,019

Cash Flows from Financing Activities:
Proceeds from sales of Common Stock	99	416
Net cash provided by financing activities	99	416
Net Decrease in Cash and Cash Equivalents	(3,261)	(15,628)
Cash and Cash Equivalents at Beginning of Period	56,617	70,943
Cash and Cash Equivalents at End of Period	$53,356	$55,315

(1) 2007 and 2006 includes $3.0 million and $7.9 million of non-cash, goodwill impairment charges, respectively.